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EXHIBIT 99.1



                                                                    NEWS RELEASE
--------------------------------------------------------------------------------


                    CONSUMER PORTFOLIO SERVICES, INC. REPORTS
                           2006 THIRD QUARTER EARNINGS

IRVINE, CALIFORNIA, OCTOBER 18, 2006 (BUSINESS WIRE) -- Consumer Portfolio Services, Inc. (Nasdaq: CPSS) today announced earnings for its third quarter ended September 30, 2006.

Net income for the quarter ended September 30, 2006 was $4.3 million, or $0.18 per diluted share, compared to net income of $1.4 million, or $0.06 per diluted share, for the quarter ended September 30, 2005. For the three months ended September 30, 2006 total revenues increased approximately $24.3 million, or 49.3%, to $73.7 million, compared to $49.4 million for the three months ended September 30, 2005. Total expenses for the three months ended September 30, 2006 were $69.4 million, an increase of $21.5 million, or 44.8%, as compared to $48.0 million for the three months ended September 30, 2005.

Net income for the nine months ended September 30, 2006 was $8.7 million, or $0.36 per diluted share, compared to net income of $1.7 million, or $0.07 per diluted share, for the nine months ended September 30, 2005. For the nine months ended September 30, 2006 total revenues increased approximately $60.0 million, or 43.2%, to $199.0 million, compared to $139.0 million for the nine months ended September 30, 2005. Total expenses for the nine months ended September 30, 2006 were $190.3 million, an increase of $53.0 million, or 38.6%, as compared to $137.3 million for the nine months ended September 30, 2005.

"We are very pleased with the financial results for the third quarter," said Charles E. Bradley, Jr., President and Chief Executive Officer of Consumer Portfolio Services. "Our improved earnings highlight our recurring theme of the operating leverage inherent in our business model, as revenue growth has continued to significantly outpace expense growth. This was our sixth straight quarter of profitability, with each quarter showing sequential improvement. Operations for the third quarter remained strong as we continued the growth of our total managed portfolio while maintaining solid asset performance metrics."

During the third quarter of 2006, Consumer Portfolio Services purchased $254.4 million of contracts from dealers as compared to $268.8 million during the second quarter of 2006 and $205.0 million during the third quarter 2005. During the first three quarters of 2006, new contract purchases increased approximately 55% vs. the same period in 2005, increasing from $502.5 million in 2005 to $777.7 million in 2006. In addition, the Company continued its regular quarterly securitization program with the September sale of $247.5 million of asset backed notes. As previously reported, the credit enhancement levels were 150 basis points lower than those applicable to the Company's June transaction. As of September 30, 2006, the Company's managed receivables totaled $1,480.7 million, as follows ($ in millions):

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                   Owned by Consolidated Subsidiaries*                $1,422.3
                   Owned by Non-Consolidated Subsidiaries                 52.5
                   As Third Party Servicer for SeaWest Financial           5.9
                                                                      ---------
                        Total                                         $1,480.7

                   * Before $116.9 million of allowance for credit losses, deferred acquisition fees and repossessed vehicles.


As previously reported, in order to increase transparency of the Company's financial reports, in the third quarter of 2003 Consumer Portfolio Services began structuring its securitization transactions as secured financings, with receivables and associated debt remaining on the balance sheet, and without recognition of a gain on sale. Accordingly, net earnings are recognized over the life of the receivables as interest income and fee income, less related funding costs and a provision for losses. Such provisions are recorded upon acquisition and during the life of the receivables.


CONFERENCE CALL

Consumer Portfolio Services announced that it will hold a conference call tomorrow, October 19, 2006, at 1:30 p.m. EDT to discuss its quarterly earnings. Those wishing to participate by telephone may dial-in at 973-409-9261 approximately 10 minutes prior to the scheduled time.
A replay will be available between October 19, 2006 and October 27, 2006, beginning one hour after conclusion of the call, by dialing 877-519-4471 or 973-341-3080 for international participants, with pin number 7996460. A broadcast of the conference call will also be available live and for 30 days after the call via the Company's web site at www.consumerportfolio.com and at www.streetevents.com.
---------------------

ABOUT CONSUMER PORTFOLIO SERVICES, INC.

Consumer Portfolio Services, Inc. is a specialty finance company engaged in purchasing and servicing new and used retail automobile contracts originated primarily by franchised automobile dealerships and to a lesser extent by select independent dealers of used automobiles in the United States. We serve as an alternative source of financing for dealers, facilitating sales to sub-prime customers, who have limited credit history, low income or past credit problems and who otherwise might not be able to obtain financing from traditional sources.

FORWARD-LOOKING STATEMENTS IN THIS NEWS RELEASE INCLUDE THE COMPANY'S RECORDED REVENUE, EXPENSE, GAIN ON SALE REVENUE AND PROVISION FOR CREDIT LOSSES, BECAUSE THESE ITEMS ARE DEPENDENT ON THE COMPANY'S ESTIMATES OF FUTURE LOSSES. THE ACCURACY OF SUCH ESTIMATES MAY BE ADVERSELY AFFECTED BY VARIOUS FACTORS, WHICH INCLUDE (IN ADDITION TO RISKS RELATING TO THE ECONOMY GENERALLY) THE FOLLOWING:
POSSIBLE INCREASED DELINQUENCIES; REPOSSESSIONS AND LOSSES ON RETAIL INSTALLMENT CONTRACTS; INCORRECT PREPAYMENT SPEED AND/OR DISCOUNT RATE ASSUMPTIONS; POSSIBLE UNAVAILABILITY OF QUALIFIED PERSONNEL, WHICH COULD ADVERSELY AFFECT THE

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COMPANY'S ABILITY TO SERVICE ITS PORTFOLIO; POSSIBLE INCREASES IN THE RATE OF
CONSUMER BANKRUPTCY FILINGS OR CHANGES IN BANKRUPTCY LAW, WHICH COULD ADVERSELY AFFECT THE COMPANY'S RIGHTS TO COLLECT PAYMENTS FROM ITS PORTFOLIO; OTHER CHANGES IN GOVERNMENT REGULATIONS AFFECTING CONSUMER CREDIT; POSSIBLE DECLINES IN THE MARKET PRICE FOR USED VEHICLES, WHICH COULD ADVERSELY AFFECT THE COMPANY'S REALIZATION UPON REPOSSESSED VEHICLES; AND ECONOMIC CONDITIONS IN GEOGRAPHIC AREAS IN WHICH THE COMPANY'S BUSINESS IS CONCENTRATED. ALL OF SUCH FACTORS ALSO MAY AFFECT THE COMPANY'S FUTURE EARNINGS, AS TO WHICH THERE CAN BE NO ASSURANCE.

ANY IMPLICATION THAT THE RESULTS OF THE MOST RECENTLY COMPLETED QUARTER ARE INDICATIVE OF FUTURE RESULTS IS DISCLAIMED, AND THE READER SHOULD DRAW NO SUCH INFERENCE. FACTORS SUCH AS THOSE IDENTIFIED ABOVE IN RELATION TO GAIN ON SALE AND PROVISION FOR CREDIT LOSSES MAY AFFECT FUTURE PERFORMANCE.

INVESTOR RELATIONS CONTACT


Robert E. Riedl
Consumer Portfolio Services
949-753-6800


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                                   CONSUMER PORTFOLIO SERVICES, INC. AND SUBSIDIARIES
                                     Condensed Consolidated Statements of Operations
                                          (In thousands, except per share data)
                                                (Unaudited)


                                                              Three months ended           Nine months ended
                                                                 September 30,               September 30,
                                                            ----------------------      ----------------------
                                                              2006           2005         2006          2005
                                                            --------      --------      --------      --------
REVENUES:
Interest income                                             $ 70,623      $ 45,321      $188,189      $122,015
Servicing fees                                                   633         1,432         2,436         5,492
Other income                                                   2,457         2,621         8,344        11,477
                                                            --------      --------      --------      --------
                                                              73,713        49,374       198,969       138,984
                                                            --------      --------      --------      --------
EXPENSES:
Employee costs                                                 9,273         9,506        28,349        29,657
General and administrative                                     6,159         4,923        16,948        16,689
Interest                                                      25,075        13,510        65,412        35,842
Provision for credit losses                                   24,045        15,818        65,322        43,354
Other expenses                                                 4,896         4,219        14,256        11,738
                                                            --------      --------      --------      --------
                                                              69,448        47,976       190,287       137,280
                                                            --------      --------      --------      --------
Income before income taxes                                     4,265         1,398         8,682         1,704
Income taxes                                                      --            --            --            --
                                                            --------      --------      --------      --------
      Net income                                            $  4,265      $  1,398      $  8,682      $  1,704
                                                            ========      ========      ========      ========

Earnings per share:
     Basic                                                  $   0.20      $   0.06      $   0.40      $   0.08
     Diluted                                                    0.18          0.06          0.36          0.07

Number of shares used in computing earnings per share:
     Basic                                                    21,840        21,658        21,804        21,603
     Diluted                                                  23,850        23,419        24,139        23,435


                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)
                                   (UNAUDITED)


                                                       September 30,   December 31,
                                                           2006            2005
                                                        ----------      ----------

Cash and restricted cash                                $  212,376      $  175,451
Finance receivables, net                                 1,305,293         913,576
Residual interest in securitizations                        17,847          25,220
Other assets                                                63,004          40,897
                                                        ----------      ----------
                                                        $1,598,520      $1,155,144
                                                        ==========      ==========

Accounts payable and other liabilities                  $   22,104      $   19,779
Warehouse lines of credit                                   64,816          35,350
Residual interest financing                                 24,243          43,745
Securitization trust debt                                1,355,722         924,026
Senior secured debt                                         40,000          40,000
Subordinated debt                                            9,936          18,655
                                                        ----------      ----------
                                                         1,516,821       1,081,555
                                                        ----------      ----------

Shareholders' equity                                        81,699          73,589
                                                        ----------      ----------
                                                        $1,598,520      $1,155,144
                                                        ==========      ==========

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